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                                                                    EXHIBIT 6.1


                                LEASE AGREEMENT


THE STATE OF TEXAS

COUNTY OF TARRANT


        THIS AGREEMENT made and entered into on this the 1st day of June 1995 by and between LESSOR: VAN EYNSBERGEN/HOLLAND GENERAL PARTNERSHIP of Fort Worth, Texas (hereinafter referred to as "Lessor") and AMERICAN INDEPENDENT NETWORK of Fort Worth, Texas (hereinafter referred to as "Lessee").

                        1.  PREMISES, TERMS, USE, RENTAL:

        1.1 Premises, Term and Use. Subject to the terms and conditions hereinafter set forth, Lessor hereby leases and lets to Lessee, and Lessee rents, takes and accepts pursuant to the terms of this agreement, for the term of 24 months, commencing on the 1st day of June 1995 and expiring on the 31st day of May 1997 for Suite 200 (2,750 square feet), Suite 102 (1,600 square feet) and 9,568 square feet of warehouse space at 6125 Airport Freeway, in the City of Haltom City, Tarrant County, Texas: to be continually used and occupied during the full term of this Lease by Lessee and for no other purposes than its present business use without written consent of Lessor first had and obtained. This Lease covers no other part of the said building or ground upon which the same is located except the non-exclusive rights hereby granted by Lessor to Lessee, it agents, servants, employees, contractors, guests and customers to use the public corridors, the elevators, stairways and similar common areas within said building, and the parking lot located at the building.

        1.2 Rental. This lease is subject and subordinate to all present or future first mortgages and/or lien deeds of trust which may now or hereinafter affect the real estate of which the demised premises form a part, and to all renewals and extensions thereof. Lessee shall execute promptly any requisite appropriate certificate that Lessor may request to confirm such subordination and in the furtherance of this covenant.

        In consideration for this lease, Lessee promises and agrees to pay Lessor at the office of Lessor at 6125 Airport Frwy., Suite 200, Haltom City, Tarrant County, Texas, in lawful money of the United States of America, the monthly rent of Four Thousand Eight Hundred Eighty Three and N0/100 dollars (4,883.00) for the initial term of this lease, said monthly installments of rental to be paid in advance, without demand on by the seventh day of each and every calendar month during the full term hereof. One monthly installment ($4,883.00) of rent shall be due and payable on the date of execution of this lease by Lessee for the first month's rent.

        Lessee shall have the option to extend this lease at the end of the initial lease period for an additional twelve months by giving Lessor notice by May 1, 1997. The monthly lease this additional period will be $5,400.00 per month to be paid on the same terms as the initial lease period.

        On the date of commencement of this lease by Lessee, there shall be due and payable by Lessee a security deposit in an amount equal to ($.00) to be held for the performance of Lessee of Lessee's covenants and obligations under this lease, it being expressly understood that the deposit shall not be considered an adverse payment of rental or a measure of Lessor's damage in case of default by Lessee.



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                          2. LESSOR AGREES AS FOLLOWS:

        2.1 Services to be furnished by Lessor. Lessor will furnish Lessee, while Lessee occupies the premises, with water service at those points of supply provided for general use of its Lessees, heated and refrigerated air conditioning in season, at such times as Lessor normally furnished these services to all other Lessees in the building, and at such temperatures and in such amounts as are considered by Lessor to be standard, such services on Saturday, Sunday and Holidays shall be optional on the part of Lessor, janitor service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be standard, but failure by Lessor to any extent to furnish, or any stoppage of these defined services resulting from causes beyond the control of Lessor or from any other cause shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof, should any equipment or machinery breakdown, or for any cause to cease to function properly. Lessor shall use reasonable diligence to repair the same promptly but Lessee shall have no claim for rebate of rent on account of any interruptions in service occasioned thereby or resulting therefrom.

        2.2 Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the demised premises subject to the other terms hereof, and provided Lessee pays the rentals herein recited and performs all of his covenants and agreements herein contained.

                         3.  LESSEE AGREES AS FOLLOWS:

        3.1 Payments. Lessee shall pay all rents and sums provided to be paid to Lessor hereunder at the times and in the manner provided.

        3.2 Electric Current. Electric Current for normal office and equipment usage of Lessee will be supplied by Lessor. Lessor will not be responsible for failure of said services.

        3.3 Repair and Re-Entry. Except for normal electrical and plumbing repairs, Lessor shall not be required to make any improvements or repairs of any kind or character on the demised premises during the term of this lease. Lessee will at Lessee's own cost and expense repair or replace any damage or injury done to the building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors. If Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days of occurrence, Lessor may at its option make such repairs or replacements, and Lessee shall repay the cost thereof to Lessor, and shall at the termination of this lease by lapse of time or otherwise deliver up said premises to Lessor in as good condition as at the date of possession by Lessee, except for reasonable wear and tear and damage by fire or tornado alone excepted, and upon such termination of lease, Lessor shall have the right to re-enter and resume possession of the demised premises.

        3.4 Assignment of Subletting, Alterations, Additions and Improvements. Lessee will not assign this lease or allow the same to be assigned by operation of law or otherwise, or sublet the demised premises, or any part thereof, or use or permit the same to be used for any other purpose than stated in the use clause hereof, or make or allow to be made any alterations or physical additions in or to the demised premises without written consent of Lessor first had and obtained. Any and all such alterations, physical additions or improvements, when made to the demised premises by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination in any manner of this lease; but this clause shall not apply to movable fixtures or furniture of Lessor. All improvements beyond the "building standard" will be paid by Lessee; "building standard" being defined as keys, directory plate, suite number and tenant name plates, hardware, painted walls, carpeted flooring and drapery or mini-blinds (Lessor's decision). Should Lessee require Lessor to change or re-key existing locks, it shall be done at Lessee's sole expense.



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        3.5  Legal Use and Violation of Insurance Coverage.  Lessee will not occupy or use, or permit any portion of the demised premises to be occupied or used, for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, or permit anything to be done which will in any way increase the fare of fire insurance on the said building and/or its contents, and in the event that, by reason of acts of Lessee, there shall be any increase in rate of insurance on the building or its contents by Lessee's acts or conduct of business, then Lessee hereby agrees to pay such increases.

        3.6 Laws and Regulations. Lessee will keep and maintain the demised premises in a clean healthful condition and comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdictions thereof) with reference to use, condition or occupancy of the demised premises. Lessee shall be responsible for obtaining all necessary city permits required for tenant occupancy solely at Lessee's expense.

        3.7 Indemnity and Liability. Lessee will indemnify and save harmless Lessor of and from any and all fines, suits, claims, or non-performance of any condition hereof on the part of Lessee its agents or employees. Lessee is familiar with the demised premises, acknowledges that the same are received by Lessee in good state of repair, accepted by Lessee in the condition in which they are now, and that Lessor shall not be liable to Lessee or Lessee's agents, invitees or visitors for damage to persons or property due to condition, design or defect in the building or its mechanical systems or elsewhere in the demised or building which may now exist or hereafter occur. Lessee accepts the demised premises as suitable for the purposes for which the same are leased and assumes all risk of damage to persons or property.

        3.8 Rules of Building. Lessee and Lessee's agents, employees, invitees and visitors will comply fully with all requirements or rules of the building which are printed below and made a part hereof as though fully set forth herein. Lessor shall at all times have the right to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor for the preservation of good order therein, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

        3.9 Entry for Repairs and Inspection. Lessee will permit Lessor or its officers, agents or representatives the right to enter into and upon any and all parts of the demised premises at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

        3.10 Nuisance. Lessee will conduct its business, and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other Lessee or Lessor in its management of the building.

              5.      LESSOR AND LESSEE MUTUALLY AGREE AS FOLLOWS:

        5.1 Condemnation and Loss or Damage. If the demised premises shall be taken or condemned in whole or in part for any public purposes, then the term of this lease shall, at the option of Lessee, forthwith cause and terminate; and Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body of authority, or other manner beyond the control of Lessor or for any damage or inconvenience which may arise through repair or alteration of any part of the building, or failure to make any such repairs, or from any cause whatever, unless caused solely by Lessor's gross negligence.




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        5.2  Lien for Rent.  In consideration of the mutual benefits arising under this contract, Lessee does hereby mortgage unto Lessor all furniture and fixture property of Lessee now or hereafter placed in or upon the demised premises (except such part of any property or merchandise as may be exchanged, replaced or sold from time to time in the ordinary course of operations or trade), and such property is hereby subjected to a lien in favor of Lessor and shall be and remain subject to such lien of Lessor for payment of all rents and other sums agreed to be paid by Lessee hereunder. Said liens shall be in addition to and cumulative of the landlord's lien provided by law.

        5.3 Abandonment. If the demised premises be abandoned or vacated by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the period covered hereby; and if the rent is not received through such reletting at least equal to the rent provided for hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent called for and that received through reletting, and all expenses incurred by renovating, altering and decorating for a new occupancy. Nothing herein shall be construed as in any way denying Lessor the right, in case of abandonment, vacating of premises or other breach of this contract by Lessee, to treat the same as an entire breach and at Lessor's option immediately sue for the entire breach of this contract and any and all damages occasioned Lessor thereby.

        5.4 Holding Over. In case of holding over by Lessee after expiration or termination of this lease, Lessee will pay as liquidated damages the monthly rent set forth in 1.2 for the entire holdover period. No holding over by Lessee after the term of this lease, either with or without consent and acquiescence of Lessor shall operate to extend the lease for a longer period than six months, and any holding over with the consent of Lessor in writing shall thereafter constitute this lease a lease from month to month.

        5.5 Fire and Casualty Clause. Lessee shall, in case of fire or other casualty to the demised premises give immediate notice thereof to Lessor. If the demised premises shall be partially destroyed by fire or other casualty so as to render a part of such premises untenantable, the rental herein recited shall cease thereafter until such time as the demised premises are made tenantable by Lessor. In case of total destruction of the demised premises without fault or neglect of Lessee, his agents, employees, invitees or visitors or if from such cause the same shall be so damaged that Lessor shall decide within sixty (60) days after such damage not to rebuild, then all rental due up to the time of destruction or termination shall be paid by Lessee, and thereforth this lease shall cease and come to an end.

        5.6 Attorney's Fees. In case Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this lease, and Lessor places the enforcement of this lease or any part of the possession of the demised premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor reasonable attorney's fees, and payment of the same shall be secured in like manner as is herein provided as to security for rent.

        5.7 Amendments to Lease Agreement. This instrument may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

        5.8 Lessor's Right to Assignment. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in building property referred to herein, such transfers or assignments may be made either to a corporation, trust company, individual or group of individuals, and howsoever made, are to be in all things respected and recognized by Lessee.

        5.9 Default by Lessee. Default on the part of Lessee in paying said rent or any installment thereof, as herein above provided, or default on Lessee's part in keeping or performing any other term, covenant or condition of this lease, shall authorize Lessor, at its option, at any time after such default, and after ten (10) days written notice thereof to Lessee, to declare this lease terminated, and upon the occurrence of any one or more of such defaults Lessor immediately or at any time thereafter, may re-enter said premises and remove all persons therefrom with or without legal process and without prejudice to any



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of its other legal rights, and all claims for damages by reason of such re-entry are expressly waived, as also are all claims for damages by reason of any distress warrants or proceedings by way sequestration which Lessor may employ to recover said rents, or possession of said premises; provided that Lessor shall not have the right to declare this lease terminated if, within ten (10) days after notice of any default, Lessee corrects same to the entire satisfaction of Lessor.

        5.10 Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity.

        5.11 Possession. If for any reason the demised premises shall not be ready for occupancy by Lessee at the time of commencement of this lease, the lease shall not be affected thereby, nor shall lessee have any claim on Lessor by reason thereof, but no rent shall be payable from the period during which the premises shall not be ready for occupancy, and all claims for damages arising out of such delay are waived and released by Lessee.

        5.12 Bankruptcy. If voluntary bankruptcy proceedings be initiated by Lessee, or if proceedings be instituted by anyone else to adjudge Lessee a bankrupt, or if Lessee makes an assignment for the benefit of his creditors, or if execution be issued against him, or if the interest of Lessee in this contract pass by operation of law to any person other than Lessee, this lease may, at the option of Lessor, be terminated by notice addressed to Lessee, and mailed in the post office at Fort Worth, Texas.

        5.13 Assignment by Lessor. This lease shall also inure to the benefit of the successors and assigns of Lessor and, with the written consent of Lessor had and obtained, but not otherwise, to the benefit of the heirs, executors, and/or administrators, successors and assigns of Lessee.

        5.14 Pronouns and Gender. When this lease contract is executed by more than one person it shall be construed as though Lessee were written "Lessees" and the words in their number were changed to correspond; and pronouns of the masculine gender whenever used herein shall include persons of the female sex, and corporations and associations of every kind and character.

        5.15    Waiver of Subrogation.

                (a) Lessor hereby waives any claim it may have against Lessee for loss or damage to the premises caused by Lessee to the extent, but only to the extent, that Lessor is fully compensated for such loss or damage by actual receipt of proceeds from insurance policies covering such loss or damage.

                (b) Lessee hereby waives any claim it may have against Lessor for loss or damage to it caused by Lessor in connection with Lessee's occupancy of the above described premises and storage of goods, wares and merchandise therein to the extent that Lessee is fully compensated for such loss or damage by actual receipt of proceeds from insurance policies covering such loss or damage.


                           6. RULES AND REGULATIONS:

        6.1 Lessee will refer to contracts, contractors' representatives and installation technicians rendering any service for Lessee, to Lessor for Lessor's supervision and/or approval before performance of any such contractual services not in Lessee's normal business. This shall apply to all work, outside of Lessee's normal business, performed in the building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, and installation of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building. None of this work will be done by Lessee without Lessor's written approval first had and obtained.


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        6.2     The work of the janitor or cleaning personnel shall not be hindered by Lessee after 5:30 P.M., and such work may be done at any time when offices are vacant. The windows, doors and fixtures may be cleaned at any time. Lessee shall provide waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging his obligations regarding cleaning service.

        6.3 Movement in or out of the building of furniture or office equipment, or dispatch or receipt by Lessee of any merchandise or materials which require the use of elevators or stairways, or movement through the building entrances or lobby shall be restricted to the hours designated by Lessor from time to time. All such movement shall be as directed by Lessor and in a manner to be agreed upon between Lessor and Lessee by prearrangement before performance. Such prearrangement initiated by Lessee shall include determination by Lessor and subject to its decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons, or the public engaged or not engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee from the time of entering property to completion of the work; and Lessor shall not be liable for the act or acts of any person or persons so engaged in or damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Lessee.

        6.4 No sign or signs will be allowed in any form on the exterior of or on any window or windows inside or outside of the building without the permission of the Lessor, and no sign or signs, except in uniform location and uniform style fixed by Lessor, will be permitted in the public corridors or on corridor doors or entrances to Lessee's space.

        6.5 Lessee shall not place, install or operate on the demised premises or in any part of the building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the demised premises any explosives, gasoline, kerosene, oil acids, caustics, or any other inflammable explosives, or hazardous material without the consent of Lessor first had and obtained.

        6.6 Lessor will be responsible for any lost or stolen personal property, equipment, money or jewelry from Lessee's area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

        6.7 Corridor doors, outside doors, when not in use, shall be kept closed. No birds or animals shall be brought into or kept in or about the building. Nothing shall be swept or thrown into the corridors, halls, elevator shaft or stairway.

        6.8 Lessor may permit entrance to Lessee's office by use of pass keys controlled by Lessor or employees, contractors or service personnel supervised or employed by Lessor.

        6.9 None of the entries, passages, doors, elevators, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown in to these areas, or such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees or invitees.

        6.10 Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited herein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such Lessee.

        6.11 Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in building or odors in building or otherwise interfere in any way with other tenants or persons having business with them.

        6.12 The entire building is considered a non-smoking area and strict compliance is expected by Lessee, its employees, its agents and its invitees. Violations of these rules will be considered grounds for eviction by Lessor.

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        6.14  Lessee will be allowed ten parking spaces in the front parking lot and all other employees and agents of Lessee will be required to park in the additional parking areas around the building.

        Lessor desires to maintain a high standard of environment, comfort and conveniences for its Lessees. It will be appreciated if any undesirable condition or lack of courtesy or attention by its employees is reported directly to Lessor.

        IN TESTIMONY WHEREOF, the parties hereto have executed this Lease on the date aforesaid.



                                        HOLLAND SIGN & DISPLAY, INC.
                                        LESSOR


                                        /s/ GORDON HALL
                                        ----------------------------
                                        Gordon Hall, Adoption Agent



                                        AMERICAN INDEPENDENT NETWORK


                                        /s/ DON SHELTON
                                        ----------------------------
                                        Don Shelton, CEO



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